UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2013

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-4636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 28, 2013, XPO Logistics, Inc. (the “Company”) completed the acquisition of all of the outstanding capital stock of Landstar Supply Chain Solutions, Inc., which owns all of the outstanding equity interests of Landstar Supply Chain Solutions LLC (together “LSCS”), pursuant to a stock purchase agreement, dated December 10, 2013 (the “Agreement”), by and among, the Company, Landstar Supply Chain Solutions, Inc., and Landstar System Holdings, Inc. Pursuant to the Agreement, the Company acquired NLM, the largest provider of web-based expedited transportation management in North America, and a second technology product, A3i. The $87 million in total consideration paid pursuant to the Agreement was funded through the Company’s secured revolving loan credit facility and available cash, including approximately $13.4 million of cash acquired on closing.

A copy of the Company’s press release announcing the consummation of the transactions provided in the Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial metrics of the business acquired do not meet any of the significance standards under Rule 3-05 and Rule 11-01 of Regulation S-X and, as a result, the Company is not required to file financial statements of LSCS or pro forma financial statements in this Current Report on Form 8-K.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release, dated December 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated December 30, 2013.